UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2017

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of 2006 Employee Equity Incentive Plan; Approval of 2017 Non-Employee Directors Equity Incentive Plan

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 6, 2017, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares. Synopsys’ Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

At the 2017 Annual Meeting, Synopsys’ stockholders also approved the 2017 Non-Employee Directors Equity Incentive Plan (the “Non-Employee Directors Equity Plan”), in order to, among other items, authorize 450,000 shares of common stock for issuance under the plan. The Board and the Compensation Committee previously approved the Non-Employee Directors Equity Plan, subject to such stockholder approval. Only non-employee members of the Board are eligible to participate in the Non-Employee Directors Equity Plan.

Summaries of the Amended Employee Equity Plan and the Non-Employee Directors Equity Plan are set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 17, 2017 (the “Proxy Statement”). Those summaries and the above descriptions of the Amended Employee Equity Plan and Non-Employee Directors Equity Plan do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan and Non-Employee Directors Equity Plan, which are filed as Exhibits 10.4 and 10.8, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b) Stockholder Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 6, 2017. As of the record date, February 10, 2017, 150,475,423 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 135,231,385 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on six proposals at the Annual Meeting. The proposals are described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected ten directors to Synopsys’ Board, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Withhold	Broker Non-Votes
Aart J. de Geus	119,073,106	6,428,657	9,729,622
Chi-Foon Chan	123,702,520	1,799,243	9,729,622
Janice D. Chaffin	125,259,491	242,272	9,729,622
Bruce R. Chizen	122,556,463	2,945,300	9,729,622
Deborah A. Coleman	116,735,273	8,766,490	9,729,622
Mercedes Johnson	117,524,501	7,977,262	9,729,622
Chrysostomos L. “Max” Nikias	124,643,547	858,216	9,729,622
John Schwarz	123,434,833	2,066,930	9,729,622
Roy Vallee	122,396,758	3,105,005	9,729,622
Steven C. Walske	117,492,867	8,008,896	9,729,622

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares. The Amended Employee Equity Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	113,172,919
Against:	12,242,912
Abstain:	85,932
Broker Non-Votes:	9,729,622

Proposal 3: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Non-Employee Directors Equity Plan to authorize 450,000 shares of common stock for issuance under the plan. The Non-Employee Directors Equity Plan is filed as Exhibit 10.8 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	115,633,605
Against:	9,252,394
Abstain:	615,764
Broker Non-Votes:	9,729,622

Proposal 4: Synopsys’ stockholders indicated their preference, on an advisory basis, that an advisory vote on the compensation of Synopsys’ named executive officers be held every year. The voting results regarding this proposal are set forth below:

1 Year:	108,106,675
2 Years:	22,163
3 Years:	17,276,811
Abstain:	96,114

Proposal 5: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	117,400,104
Against:	7,965,807
Abstain:	135,852
Broker Non-Votes:	9,729,622

Proposal 6: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending October 31, 2017. The voting results regarding this proposal are set forth below:

For:	133,244,835
Against:	1,962,741
Abstain:	23,809

(d)	Board Determination with Respect to Frequency of Advisory Votes on Compensation

After consideration of the results of the vote on Proposal 4 as described above, and based upon current information and its prior analysis and recommendation, on April 6, 2017 the Board determined that Synopsys will hold an advisory vote on the compensation of its named executive officers every year, until the Board determines otherwise or Synopsys holds another advisory vote on frequency, which will be no later than Synopsys’ 2023 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

10.8	2017 Non-Employee Directors Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 10, 2017	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

10.8	2017 Non-Employee Directors Equity Incentive Plan